                                                                     EXHIBIT (a)
THIS AGREEMENT is made the    day of          , 1998

BETWEEN

(1) SOCIETE GENERALE, a company incorporated in France with limited liability whose UK head office is at Exchange House, Primrose Street, London EC2A 2HT (the "Bank");

(2) TERRITORIAL RESOURCES INC., a company incorporated in the State of Colorado, USA with limited liability whose registered office is at 450 North Sam Houston Parkway, Suite 140, Houston, Texas 77060 USA ("TRI"); and

(3) SOCO INTERNATIONAL PLC, a company incorporated in England with limited liability whose registered office is at Swan House, 32/33 Old Bond Street, London W1X 3AD ("Soco").

WHEREAS

(A)       By a facility letter dated [    ] 1998 (the "Facility Letter") the
          Bank has made available to TRI a short term advances facility (the "Facility") of up to US$1,800,000 on the terms and subject to the conditions therein contained.

(B) It has been agreed that immediately upon the completion of the proposed acquisition by Soco of 51% or more of the issued share capital of TRI (the "Merger"), Soco and TRI shall be substituted jointly and severally as Borrower under the Facility Letter in place of TRI.

(C) Words and expressions defined in the Facility Letter shall bear the same meanings when used in this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS

(1)       NOVATION

The parties agree that in consideration of the releases and assumptions contained in this Clause with immediate effect from the completion of the Merger:-

(i) TRI and the Bank each fully and completely releases its interest, rights and benefits and releases the other from all obligations whatsoever owed by it under the Facility Letter;

(ii) Each of TRI and Soco jointly and severally assumes towards the Bank all obligations and liabilities in each case identical in all respects to those which, prior to completion of the Merger, TRI owed to the Bank under the Facility Letter and acknowledges that the Bank has interests, rights and benefits in each case identical in all respects to those which, prior to the completion of the Merger, the Bank enjoyed in respect of the Facility Letter;

(iii) The Bank assumes towards each of TRI and Soco all obligations and liabilities in each case identical in all respects to those which, prior to the completion of the Merger, the Bank owed to TRI under the Facility Letter and acknowledges that each of TRI and Soco jointly and severally has interests, rights and benefits in each case identical in all respects to those which, prior to completion of the Merger, TRI enjoyed in respect of the Facility Letter;

(iv) Each of TRI and Soco agree to be jointly and severally bound by and be jointly and severally subject to terms and conditions identical in all respects to those by which, prior to completion of the Merger, TRI was bound under the Facility Letter; and

(v) The Bank agrees to be bound by and subject to terms and conditions identical in all respects to those by which, prior to completion of the Merger, it was bound under the Facility Letter.

2.        REPRESENTATIONS AND WARRANTIES

Soco represents and warrants to the Bank that:

(i) Soco is a public limited company, duly incorporated and validly existing under the laws of England;

(ii) the execution, delivery and performance of this Agreement by Soco is within Soco's corporate powers, has been duly authorised by all necessary corporate action and does not contravene any provision of law or regulation or of the Articles of Incorporation of Soco or any contract or agreement binding on Soco;

(iii) the obligations and liabilities expressed to be assumed by Soco under this Agreement are legal, valid and binding obligations of Soco binding on Soco in accordance with their terms;

(iv) there are pending or threatened no actions or proceedings before any court or administrative agency against Soco nor is Soco in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, to an extent or in a manner which may have an adverse effect on the financial condition or operations of Soco, or impair Soco's ability to perform its obligations under this Agreement;

(v)       Soco has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of Soco's knowledge and belief) threatened against Soco for its winding-up, dissolution or reorganisation, or for the appointment of a receiver, trustee or similar officer of it or of any or all of its assets or revenues;
(vi) the information provided by Soco in connection with the negotiation of this

          Agreement is true, complete and accurate in all material respects and Soco is not aware of any material facts or circumstances that have not been disclosed to the Bank.


(3)       UNDERTAKING

Soco hereby undertakes to provide the Bank on demand with such information concerning its business and its ability to repay the Loan as the Bank may require.

(4)       EFFECTIVE DATE

For the avoidance of doubt, it is expressly agreed that the novation described in paragraphs (1)(i) to (v) shall be deemed to take effect immediately as from completion of the Merger notwithstanding the date on which this agreement is signed.

(5)       CONTINUING OBLIGATIONS

(i) Save as provided in this agreement the terms and conditions of the Facility Letter shall remain in full force and effect and shall continue following the novation described herein as if TRI and Soco jointly were named therein as Borrower in place of TRI.

(ii) For the avoidance of all, if any, doubt, TRI hereby irrevocably and unconditionally confirms that the security constituted by the Share Charge in favour of the Bank shall remain in full force and effect as security for the obligations of TRI under or in connection with the Facility Letter and shall not be discharged, released, prejudiced or in any way affected by the novation herein contained.

(6)       ONE AGREEMENT

This agreement and the Facility Letter shall be read and construed as one agreement and references in the Facility Letter to "this Agreement" and other like expressions shall be deemed to refer to the Facility Letter as supplemented by this agreement and references in the Facility Letter to "Soco" shall be deemed to refer to each of TRI and Soco jointly and severally.

(7)       JOINT AND SEVERAL LIABILITY

The obligations and liabilities of each of TRI and Soco towards the Bank under or in connection with the Facility Letter and following the novation herein described shall be joint and several obligations and liabilities.

(8)       COUNTERPARTS

This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(9)       LAW

(i) This Agreement shall be governed by and construed in accordance with the laws of England.
(ii) Each of the parties hereto agrees (but without prejudice to the right of any party hereto to take proceedings in relation hereto before any other court of competent jurisdiction), that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise in connection herewith and, for such purposes, irrevocably submits to the jurisdiction of such courts.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first above written



Signed by                               )
                                        )
for and on behalf of                    )
SOCIETE GENERALE                        )




Signed by                               )
                                        )
for and on behalf of                    )
TERRITORIAL RESOURCES INC.              )



Signed by                               )
                                        )
for and on behalf of                    )
SOCO INTERNATIONAL PLC                  )

                                DATED        1998
                                -----------------


                             TERRITORIAL RESOURCES INC.

                                       -and-

                               SOCO INTERNATIONAL PLC


                                       -and-


                                 SOCIETE GENERALE,
                                   LONDON BRANCH


                             __________________________

                                NOVATION AGREEMENT

                             __________________________

 Draft 03/02/98




To:       Territorial Resources Inc.
          450 North Sam Houston Parkway
          Suite 140
          Houston, Texas 77060
          USA

                                                               [        ] 1998
For the attention of: [*CONTACT NAME]

Dear Sirs,

RE:       US$1,800,000 FACILITY

We, Societe Generale, are pleased to offer you a short term advances facility on the terms and conditions set out below:-

1.        BANK

Societe Generale, a company organised and existing under the laws of France having its principal place of business in the United Kingdom at Exchange House, Primrose Street, London EC2A 2HT (the "BANK").

2.        BORROWER

Territorial Resources Inc. a company organised and existing under the laws of the State of Colorado, USA whose registered office is at 450 North Sam Houston Parkway, Suite 140, Houston, Texas 77060, USA (the "BORROWER").

3.        THE FACILITY

The facility hereby offered (the "FACILITY") is a short term advances facility in the maximum aggregate principal amount of one million eight hundred thousand United States Dollars (US$1,800,000).

4.        TERM

The Facility shall, unless cancelled earlier by the Borrower or the Bank pursuant to the terms of this Agreement, terminate on whichever is the earlier of (i) the Merger Date or (ii) 31st July1998. The date on which this Agreement terminates is herein referred to as the "MATURITY DATE".

5.        PURPOSE

The proceeds of the Facility are available to enable the Borrower to repurchase a portion of its own issued share capital. The Bank shall not be concerned to ensure that such application takes place.

6.      CONDITIONS PRECEDENT; AVAILABILITY

(A) The Borrower may not utilise the Facility unless and until the Bank has received, in form and content satisfactory to it, each of the following:-

        (i)         This Agreement, duly countersigned by the Borrower;

        (ii)        The Share Charge, duly executed by the Borrower;

        (iii) The Novation Agreement duly signed by each of the Borrower and Soco;

        (iv) A copy, certified a true copy by a duly authorised officer of the Borrower, of resolutions of the [BOARD OF DIRECTORS] of the Borrower, satisfactory to the Bank, approving the execution, delivery and performance of each of this Agreement, the Share Charge, the Novation Agreement and the terms and conditions hereof and thereof and authorising a named person or persons to sign and/or execute and deliver on behalf of the Borrower each of this Agreement, the Share Charge, the Novation Agreement and any documents or further agreements to be delivered by the Borrower and the other parties thereto;

       (v) A copy, certified a true copy by a duly authorised officer of the Borrower, of the Articles of Incorporation and Bye-Laws of the Borrower as in force on the date of this Agreement;

       (vi) A copy, certified a true copy by a duly authorised officer of Soco, of resolutions of the Board of Directors of Soco, satisfactory to the Bank, approving the execution, delivery and performance of the Novation Agreement;

       (vii) A specimen of the signature of each person authorised by the Borrower to sign each of this Agreement, the Share Charge, the Novation Agreement and to sign and despatch all notices and other communications as required or permitted to be given by the Borrower hereunder or thereunder;

       (viii) A specimen of the signature of each person authorised by Soco to sign the Novation Agreement and to sign and despatch all notices and other communications required or permitted to be given by Soco thereunder or in relation to the Facility;


       (ix) Evidence satisfactory to the Bank that the Value of the Shares exceeds 165% of the Sterling Amount of the Facility;

       (x) Evidence satisfactory to the Bank that the Borrower is the registered holder of, and has good title (unencumbered save in favour of the Bank) to, the Shares;

       (xi)        Share Certificates in respect of the Shares;

       (xii) Stock transfer forms executed in blank relating to the Shares;

       (xiii) The Bank's standard form of mandate, duly completed by the Borrower, opening an account with the Bank on and subject to the Bank's standard terms;

       (xiv) A legal opinion from counsel acceptable to the Bank in the State of Colorado, USA in form and substance satisfactory to the Bank and covering such matters relating to the Borrower as the Bank may require;

       (xv) A legal opinion from English counsel acceptable to the Bank in form and substance satisfactory to the Bank and covering such matters relating to Soco as the Bank may require; and

       (xvi) Such evidence as the Bank may require that Soco has agreed to act as agent for service of process for the Borrower.

(B)     Subject to:-

       (i) the conditions set out in Clause 6(A) having been satisfied as shown;

       (ii) there having then occurred no breach of any of the terms or conditions of this Agreement and the representations and warranties set out in Clause 10 being true and accurate in all respects;

       (iii) there having then occurred no event or circumstance as is described in Clause 17 ("Events of Default"), or event or circumstance which, with the giving notice and/or lapse of time and/or upon the Bank making a determination under Clause 17 ("Events of Default") would constitute such an event;

       (iv) the Bank having received, by no later than 11.00 a.m. on the second business day before the proposed Drawdown Date, a notice of drawing in the form set out in Appendix One (which shall be irrevocable) signed by a person duly authorised on behalf of the Borrower and specifying the requested Drawdown Date, the Borrower may, on any business day during the Availability Period draw Advances under the Facility PROVIDED THAT:-

       (a)         the term of each Advance shall expire on the Maturity Date;

       (b) the amount of any Advance shall be either an integral multiple of US$100,000 or the Available Facility Amount;

       (c) a notice of drawing once given shall not be revocable by the Borrower;

       (d) the aggregate principal amount for the time being outstanding shall at no time exceed the amount of the Facility;

       (e) not more than twenty Advances may be outstanding at any one time;

       (f) the Sterling Amount of the Outstandings does not exceed 165% of the Value of the Shares on such date.

(C) If the Bank in its discretion allows the Borrower to draw any Advance notwithstanding that some or all of the conditions specified in Clause 6(A) or (B) have not been satisfied the Bank shall not thereby be deemed to have waived any such condition and the Borrower covenants with the Bank to satisfy such conditions, or to procure that such conditions are satisfied forthwith upon request from the Bank.

7.     SECURITY

By way of continuing security for the payment of all amounts from time to time falling due under this Agreement the Borrower shall execute and deliver to the Bank the Share Charge relating to the Shares.

8.     INTEREST AND LATE PAYMENTS

(A) The rate of interest applicable to each Advance shall be the rate per annum determined by the Bank to be the AGGREGATE of (i) 0.6% AND (ii) LIBOR.

(B) Interest accrued on each Advance will be payable by the Borrower in arrears on the Maturity Date.

(C) If any sum payable hereunder is not paid when due under the terms hereof, interest will accrue from day to day on such unpaid amount from the date when due until payment, calculated (as well after as before judgment) at the rate determined by the Bank to be the AGGREGATE of (i) 3%; AND (ii) LIBOR for the relevant period;

(D) For the purposes of this Facility "LIBOR" means, in relation to any Advance or any unpaid sum, the rate per annum determined by the Bank to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one sixteenth of one percent (1/16%)) of the rates at which the Bank was offering to prime banks in the London Interbank Market, as at 11.00 a.m. on the relevant Quotation Date, US$ deposits in an amount equal to or (in the Bank's opinion) comparable with such Advance or the amount of such unpaid sum, and for the period of the term of such Advance or period applicable to such unpaid sum.

9.     REPAYMENT

(A) Subject as provided below, all Advances together with accrued interest thereon and all other amounts outstanding under the Facility, and any other monies owing hereunder shall be paid in full, on the Maturity Date. For the avoidance of all (if any doubt) no amounts repaid hereunder shall be available for redrawing.

(B) The Borrower shall not repay or prepay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.

10.    REPRESENTATIONS AND WARRANTIES

(A)    The Borrower represents and warrants to the Bank that:

       (i) the Borrower is a private limited company, duly incorporated and validly existing under the laws of the State of Colorado, USA;

       (ii) the execution, delivery and performance of this Agreement, the Share Charge and the Novation Agreement by the Borrower are within the Borrower's corporate powers, have been duly authorised by all necessary corporate action and do not contravene any provision of law or regulation or of the Articles of Incorporation or Bye-Laws of Incorporation of the Borrower or any contract or agreement binding on the Borrower;

       (iii) the obligations and liabilities expressed to be assumed by the Borrower under each of this Agreement, the Share Charge and the Novation Agreement are legal, valid and binding obligations of the Borrower binding on the Borrower in accordance with their respective terms, and, without prejudice to the foregoing, the Share Charge creates (inter alia) valid first charges over the assets thereby charged ranking in point of security ahead of all other creditors of the Borrower;

       (iv) there are pending or threatened no actions or proceedings before any court or administrative agency against the Borrower nor is the Borrower in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, to an extent or in a manner which may have an adverse effect on the financial condition or operations of the Borrower, or impair the Borrower's ability to perform its obligations under any of this Agreement, the Share Charge or the Novation Agreement and there are no pending or threatened disputes or proceedings arising out of or in connection with the Shares;

       (v) the Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower's knowledge and belief) threatened against the Borrower for its winding-up, dissolution or reorganisation, or for the appointment of a receiver, trustee or similar officer of it or of any or all of its assets or revenues nor have any proceedings analogous to the foregoing been started or threatened in any other jurisdiction;


       (vi) save as provided in the Share Charge, the execution of this Agreement, the Share Charge and the Novation Agreement and the Borrower's exercise of its rights and performance of its obligations hereunder and thereunder will not result in the existence of, nor oblige the Borrower to create, any encumbrance over all or any of its present or future revenues or assets, nor result in any breach of any agreement;

       (vii) the financial statements most recently delivered to the Bank by the Borrower were prepared in accordance with accounting principles generally accepted in the State of Colorado, USA and consistently applied, and give a true and fair view of the financial condition of the Borrower and its subsidiaries (if any) at the date to which they were prepared and the results of the Borrower's operations during the financial year ending on such date; since publication of such financial statements there has been no material adverse change in the business or financial condition of the Borrower or any of its subsidiaries;

       (viii) the information provided by the Borrower in connection with the negotiation of the Facility and the preparation of the Share Charge and the Novation Agreement is true, complete and accurate in all material respects and the Borrower is not aware of any material facts or circumstances that have not been disclosed to the Bank and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower; and

       (ix)        no Event of Default has occurred and is continuing;

       (x) the Borrower is the sole, absolute, legal and beneficial owner of the Shares which are registered in its name and is able freely to transfer them;

       (xi) the Shares are not subject to Encumbrance of any type whatsoever.

(B) The representations made by the Borrower pursuant to Clause 10(A) shall survive the execution of this Agreement and the drawing of each Advance hereunder and shall be deemed to be repeated on each Drawdown Date, as if made at and in respect of the circumstances existing at each such time.

11.  TAXES

(A) All payments to be made by the Borrower hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(B) If at any time the Borrower is required to make any deduction or withholding from any sum payable by him hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) the Borrower shall promptly notify the Bank.

(C) If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank within thirty days after it has made such payment to the applicable authority an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld.

(D) Without prejudice to the provisions of Clause 11(A), if the Bank is required to make any payment on account of tax or otherwise (not being tax imposed on the net income of its lending office by the jurisdiction in which it is incorporated or in which its lending office is located) on or in relation to any sum received or receivable by the Bank hereunder (including, without limitation, any sum received or receivable under this Clause 11) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank, the Borrower will upon demand of the Bank promptly indemnify the Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

12.  INCREASED COSTS

If by reason of (a) any change in law, treaty or regulation or in its interpretation or administration and/or (b) compliance with any request or direction (whether or not having the force of law) from, or requirement or expressed expectation of, any central bank or other fiscal, monetary or other authority (including in each case, without limitation, those relating to taxation, any reserve, special deposit, cash ratio, liquidity or capital adequacy requirement or other form of banking or monetary controls),

     (i) the Bank incurs a cost as a result of its having entered into and/or performing its obligations under this Agreement and/or as a result of any Advance being outstanding hereunder;

    (ii) there is any increase in the cost to the Bank of funding or maintaining any Advance; or

   (iii) the Bank becomes liable to make a payment (not being a payment of tax on its overall net income) on or calculated by reference to the amount of any Advance,

then and in each such case (a) the Bank shall notify the Borrower of the relevant event promptly upon becoming aware of the same and (b) promptly following any demand from time to time by the Bank the Borrower shall promptly pay to the Bank amounts sufficient to indemnify the Bank against, as the case may be, (i) such cost, (ii) such increased cost (or such proportion of such increased cost as is in the opinion of the Bank attributable to the funding or maintaining of any relevant Advance) or (iii) such liability.

13.  MARKET DISRUPTION

(A) If and each time that the Bank determines (which determination shall be conclusive and binding on the Borrower) that at or about 11.00 a.m. on the Quotation Date in respect of any Advance prime banks are not making available to it in the London Interbank Market deposits in United States Dollars of the required amount and for the required period for funding such Advance, or that by reason of circumstances affecting the London Interbank Market generally, the rate at which such deposits are being so made available does not accurately reflect the cost to it of funding such Advance and/or that adequate and fair means do not exist for ascertaining the interest rate in accordance with Clause 8 ("Interest and Late Payments"), the Bank shall promptly give notice in writing of such determination to the Borrower.

(B) If the Bank gives a notice under Clause 13(A), the rate of interest applicable to the Advance in question shall be the rate per annum determined by the Bank to be the aggregate of (i) 0.6% AND (ii) the rate conclusively determined by the Bank to express, as a percentage rate per annum, the cost to it of funding such Advance from whatever sources it may select.

(C) The Bank and the Borrower shall consult in good faith immediately following the giving of any notice under Clause 13(A) and following any significant change in market conditions after service of such notice with a view to returning to the normal provisions of this Agreement.

14.  ILLEGALITY

If any law, regulation, treaty or official directive (whether or not having the force of law) shall make it unlawful or contrary to an official directive in any jurisdiction for the Bank to give effect to or maintain its obligations as contemplated by this Agreement, the Bank shall not thereafter be obliged to make any Advances hereunder and the amount of the Facility shall be reduced to zero, and, if the Bank so requires, the Borrower shall on such date as the Bank shall have specified prepay all or any outstanding Advances together with accrued interest thereon and pay to the Bank any other amounts due from the Borrower hereunder.

15.  POSITIVE COVENANTS

(A)  The Borrower shall:

     (i) at all times retain good title to the Shares free from any Encumbrance whatsoever (save for any rights or Encumbrances which may be granted to the Bank);

    (ii) from time to time at the request of the Bank, provide the Bank with such information about the Borrower or the Shares as the Bank may require;

   (iii) procure that its obligations under this Agreement do and will rank at least pari passu with all its other present and future unsecured indebtedness, except for obligations which are mandatorily preferred by law;

    (iv) from time to time at the Bank's request do or procure the doing of all such things (including, without limitation, the execution of all such documents in form and substance satisfactory to the Bank) as are necessary for giving full effect to this Agreement, the Share Charge, the Novation Agreement and the security interests in respect of the Shares granted in favour of the Bank as contemplated herein and therein;

     (v) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by all applicable laws and regulations to enable the Borrower lawfully to enter into and perform its obligations under this Agreement, the Share Charge and the Novation Agreement; and

    (vi) promptly notify the Bank of the occurrence of any of the events specified in Clause 17 ("Events of Default").

(B) The Borrower covenants with the Bank to ensure that the Value of the Shares shall at any given date from the date hereof to and including the Maturity Date exceed 165% of the Sterling Amount of the Outstandings as at such date.

(C) If at any time the provisions of Clause 15(B) are not for the time being complied with, the Borrower shall, immediately after the Bank shall have notified it of that fact and as the Bank may in its absolute discretion decide:-

     (i)  repay all or part of the Outstandings as the Bank may require;
          and/or

    (ii) provide the Bank with such additional security as the Bank may agree.

     such that the aggregate of the amounts so repaid and/or the value of the assets over which security is created is sufficient to ensure that the requirements of Clause 15(B) are met.

(D) Without prejudice to the provisions of Clause 15(C), if at any time the provisions of Clause 15(B) are not for the time being complied with the Bank shall have the right at such time, without prior notice to the Borrower, to enforce its security in respect of the Shares in accordance with the terms of the Share Charge.

16.  NEGATIVE COVENANTS

The Borrower shall not:-

(i) sell or otherwise dispose of or enter into a legally binding agreement to sell or otherwise dispose of any of the Shares; or

(ii) create (or purport to create) or permit to exist any Encumbrance over any of the Shares.

17.  EVENTS OF DEFAULT

If any of the following events occur:-

(A)  the Borrower fails to pay any sum payable under this Agreement when due;

(B) any representation, warranty or statement made by the Borrower in or in connection with this Agreement or the Share Charge:-

     (i)  proves to have been incorrect or inaccurate when made, or

    (ii) in the case of any certificate, statement or document delivered or made by the Borrower pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, any legal opinion provided to the Bank pursuant to Clause 6(A) or otherwise) proves to have been incorrect or inaccurate when made, in either case in a manner or to an extent which is in the Bank's opinion material and adverse;

(C) any representation, warranty or statement made by Soco in or in connection with the Novation Agreement proves to have been incorrect or inaccurate when made;

(D) the Borrower defaults in the performance of any other provision of this Agreement, the Share Charge or the Novation Agreement or Soco defaults in the performance of any provision of the Novation Agreement;

(E) any financial indebtedness of the Borrower (which in the opinion of the Bank is material having regard to the Borrower's ability to perform its obligations hereunder) becomes due and payable prior to its specified maturity, the Borrower is in breach of or default under any agreement or document evidencing or regulating such indebtedness, the Borrower fails to pay any sum (which in the opinion of the Bank is material) due to be paid by the Borrower under any guarantee, the Borrower is unable or fails or admits its inability to pay its debts as they fall due or the Borrower makes a general assignment of the benefit of, or a composition with its creditors;

(F) a resolution is passed at a meeting of the Borrower for (or to petition for) its winding up or the Borrower presents any petition for its winding up or an order for the winding up of the Borrower is made;

(G) any resolution is passed at a meeting of the Borrower for (or to petition for) its administration or an application for an administration order in relation to the Borrower is presented to court or is made;

(H) the Borrower agrees to any kind of composition, scheme, compromise or arrangement involving its creditors;

(I) any administrative or other receiver or any manager of the Borrower or any of its assets is appointed or legal steps are taken to enforce any Encumbrance over any of its assets;

(J) there occurs, in relation to the Borrower, in any country or territory in which it carries on business or to the jurisdiction of whose courts it or any of its assets are subject, any event which corresponds in that country or territory with any of those mentioned in sub-clauses (F), (G), (H) or (I) inclusive above;

(K) any person, other than Soco, acquires 51% or more of the issued share capital of the Borrower;

(L) any failure in the efficacy of any of the transactions contemplated in this Agreement, the Share Charge or the Novation Agreement; and

(M) any change in the financial condition of the Borrower which, in the Bank's opinion, is a material adverse change,

then the Bank shall be under no obligation to advance any moneys hereunder and may by notice to the Borrower:-

(i)  cancel any part of the Facility; and/or

(ii) require repayment (forthwith or otherwise as the Bank may require) of all Advances and all other amounts outstanding under the Facility with accrued interest thereon together with any other sums then owed by the Borrower hereunder,

PROVIDED THAT immediately upon the occurrence of any of the events specified in sub-clauses (E), (F), (G) and (H) above, and whether or not the Bank shall previously have given any notice pursuant to paragraphs (i) or (ii) of this Clause 17, the Facility shall automatically be cancelled and all Advances and all interest, fees and all other sums payable under this Agreement shall immediately become due and payable.

18.  INDEMNITIES

The Borrower shall on first demand indemnify the Bank against any claim, cost, loss or expense (including funding breakage costs and the costs of terminating any interest rate swaps or other hedging or funding arrangements entered into by the Bank in relation to this Agreement) incurred by the Bank as a result of (a) default by the Borrower in the due payment of any sum due under this Agreement, (b) receipt by the Bank of any amount outstanding hereunder otherwise than on the Maturity Date, or (c) any Advance not being made (other than as a result of the Bank's default) after the giving of the notice of drawing applicable thereto.

19.  BENEFIT OF AGREEMENT

(A) The Agreement shall bind and enure to the benefit of the Borrower and the Bank and their respective successors and assigns.

(B) The Bank may assign the whole or any part of the benefit of this Agreement to any person.

(C) The Borrower may not assign or transfer all or any part of his rights and benefits under this Agreement.

(D) The Bank may disclose to a potential assignee of all or any part of its rights under or in respect of this Agreement or to any person who may otherwise enter into contractual relations with the Bank in relation to this Agreement such information about the Facility and the security provided in connection therewith as the Bank thinks fit. If, in respect of the Facility, any of the Bank's affiliates provides the Bank with any assistance with respect to any such assignment or other contractual relations, then the Bank may disclose such information to such affiliate and such affiliate may disclose such information to such assignee or other person.

20.     NOTICES

(A) Each notice, request, demand or other document to be given or made under this Agreement shall be in writing, addressed to the Borrower at the address shown above or at such other address as the Borrower may inform the Bank for this purpose and to the Bank at its address shown above.

(B) Any notice, request, demand or other communication to be given or made to the Borrower shall be deemed made (i) when despatched (if given or made by facsimile or telex) or (ii) when left at the address mentioned above or (iii) 7 days after posting addressed as required above (if given or made by letter).

21.     FEES AND EXPENSES

(A) The Borrower shall pay to the Bank an arrangement fee in the amount of US$5,000 on the date on which the Borrower accepts the terms and conditions of this Agreement by countersigning and returning the enclosed copy hereof.

(B) The Borrower shall reimburse the Bank for all legal costs incurred by the Bank in the negotiation, preparation and execution of this Agreement, the Share Charge and the Novation Agreement (and any amendment or variation thereto), together with all legal costs incurred by the Bank in connection with the enforcement or preservation of any of the Bank's rights thereunder.

(C) The Borrower shall, from time to time, reimburse the Bank on an indemnity basis for any cost or expense (including without limitation, valuation fees) incurred from time to time by the Bank from third parties, in the negotiation, preparation, administration, execution, registration and perfection of this Agreement, the Share Charge and any security arrangements created thereby, the completion of the transactions and documents herein or therein contemplated or the preservation or enforcement of any of the Bank's rights under this Agreement, the Share Charge and the Novation Agreement including, without limitation, all stamp duty, registration and other taxes to which the same or any judgment given in connection herewith or therewith may be subject.

22.     MISCELLANEOUS

(A) The currency of account and payment with regard to all the obligations of the Borrower hereunder is United States Dollars, provided however that any sum payable to the Bank under any of the indemnities contained herein shall, unless the context otherwise requires, be payable in the currency in which relevant loss or expense is suffered or incurred by the Bank.

(B) All sums falling due hereunder by way of interest shall be calculated on the basis of a year of 360 days from day to day for the actual number of days elapsed unless the Bank determines, in its absolute discretion, that a different basis is customarily applied in which case such different basis shall be applied.

(C) Any release, discharge or settlement between the Borrower and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Borrower, or any other person being void or being set aside or ordered to be refunded for any reason and if such condition shall not be fulfilled the Bank shall be entitled to enforce the provisions of this Agreement subsequently as if such release, discharge or settlement had not occurred.

23.     PAYMENTS

(A) All payments to be made by the Borrower to the Bank shall be made free and clear of and without deduction for or on account of (i) any set-off or counterclaim or (ii) (other than as required by law) any tax or other matter. All payments to be made by the Borrower under this Agreement shall be made in the currency required hereunder and in immediately available freely transferable cleared funds to the Bank at its address mentioned above (or in such other manner or to such account as the Bank, or its assignee, (if any), may have specified for this purpose) by no later than 11.00 a.m. (local time) on the due date for any such payment.

(B) The Bank is authorised to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank in satisfaction of any sum due and payable from the Borrower to the Bank under the Facility but unpaid; for this purpose the Bank is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application.

(C) Notwithstanding any other provision of this Agreement, express or implied, the Bank shall have an absolute and unfettered right to appropriate any payments received from the Borrower to such of the Borrower's obligations under this Agreement (and whether to the principal, interest or any other sums payable) as the Bank may determine, to the exclusion of any right on the part of the Borrower to make any appropriation in respect of such payments.

24.     INTERPRETATION

In this Agreement, unless the context otherwise requires:-

        "ADVANCE" means an advance made or to be made by the Bank under this Agreement;

        The expressions "THE AGREEMENT" or "THIS AGREEMENT" means and includes, as the context so admits, the agreement resulting from the acceptance by the Borrower of the terms and conditions set out in this letter of offer, and any reference to the "DATE" of this Agreement means the date of such acceptance by the Borrower;

        "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on 30th June 1998;

        "AVAILABLE FACILITY AMOUNT" means, at any time, the amount of the Facility less the aggregate amount (if any) of each outstanding Advance made hereunder;

        "BUSINESS DAY" means a day (other than Saturday and Sunday) on which banks are open for domestic and foreign exchange business in London and New York;

        Any reference to a CLAUSE is, unless the context otherwise requires, a reference to a clause of this Agreement;

        "DRAWDOWN DATE" means the date on which an Advance is drawn or to be drawn by the Borrower hereunder;

        "ENCUMBRANCE" means any mortgage, charge, pledge, lien, hypothecation, other security interest or security arrangement of any kind;

        "FACILITY" has the meaning ascribed to that term in Clause 3;

        Any reference to "FINANCIAL INDEBTEDNESS" of any person shall be construed so as to include, without limitation, any indebtedness of such person for or in respect of borrowed money, amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, amounts raised by or pursuant to the issue of any notes, bonds, debentures or other debt securities or any other transaction (including, without limitation, forward sale or purchase agreements, leases, hire purchase and conditional sale agreements) having the commercial effect of a borrowing entered into by any person to finance its operations or capital requirements;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

        "LOAN " means the aggregate principal amount of all Advances made by the Bank hereunder or (as the context requires) the amount thereof for the time being outstanding;

        "MATURITY DATE" has the meaning ascribed to that term in Clause 4;

        "MERGER DATE" means the date on which the proposed acquisition by Soco of 100% of the issued share capital of the Borrower is completed.

        "NOVATION AGREEMENT" means an agreement to be entered into between the Bank, the Borrower and Soco whereupon, on the Merger Date, the Borrower and Soco shall be substituted as joint and several obligors in place of the Borrower as borrower hereunder;

        "OUTSTANDINGS" means the amount of the Loan from time to time outstanding together with all unpaid interest and interest thereon and all other monies owed to the Bank hereunder;

        Any reference to a "PARAGRAPH" is, unless the context otherwise requires, a reference to a paragraph of a clause of this Agreement;

        Any reference to a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        "QUOTATION DATE" means, in relation to any Advance, the day conclusively determined by the Bank to be the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in United States Dollars for delivery on the Drawdown Date of such Advance and for the term of such Advance, PROVIDED THAT if the Bank determines that quotations would ordinarily be given on more than one date, the Quotation Date shall be the last of those dates;

        "SHARES" means those shares in Soco held by the Borrower, details of which are set out in Appendix Two hereto;

        "SHARE CHARGE" means the mortgage to be created by the Borrower over the Shares in such form as the Bank may require pursuant to Clause 7;

        "SOCO" means Soco International Plc, a company incorporated under the laws of England under company number 3300821 whose registered office is at Swan House, 32/33 Old Bond Street, London W1X 3AD;

        "STERLING AMOUNT" means in relation to any amount denominated in a currency other than Pounds Sterling at any time, the amount of Pounds Sterling determined by the Bank to be required to purchase the relevant amount of such other currency at the Bank's spot buying rate of exchange in London at such time;

        "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including without limitation any penalty payable in connection with any failure to pay or any delay in paying any of the same);

        Any reference to a TIME is, unless otherwise stated, to London time.

        "UNITED STATES DOLLARS" and "US$" means the lawful currency for the time being of the United States of America;

        "VALUE" means in relation to any of the Shares on any day the mid-market value as quoted in the London Stock Exchange Daily Official List on such day.

25.     CALCULATIONS AND EVIDENCE OF DEBT

(A) The Bank shall maintain in its books a control account in which shall be recorded (i) the amount of all principal, interest or other sums due or to become due from the Borrower to the Bank hereunder and (ii) the amount of any sum received or recovered by the Bank hereunder.

(B) In any legal action or proceeding arising out of or in connection with this Agreement, the entries made by the Bank in such control account shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

(C) A certificate of the Bank as to any amount for the time being required to indemnify it against any amount provided herein or any other calculation to be made by the Bank hereunder shall, in the absence of manifest error, be conclusive evidence in any legal action or proceeding arising out of or in connection with this Agreement.

26.     PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired thereby.

27.     WAIVERS; REMEDIES CUMULATIVE

No failure or delay by the Bank in exercising any right, power or privilege under this Agreement shall impair such right, power of privilege or be construed as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank herein provided are cumulative and not exclusive of any rights and remedies provided by law.


28.     LAW

This Agreement shall be governed by and construed in accordance with English law.

29.     JURISDICTION

(A) The Borrower hereby irrevocably agrees for the benefit of the Bank (and without prejudice to the right of the Bank to take proceedings in relation hereto before any other court of competent jurisdiction) that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, the Share Charge or the Novation Agreement and, for such purposes, hereby irrevocably submits to the jurisdiction of such courts.

(B) The Borrower hereby irrevocably agrees that any writ, judgment or other legal process shall be sufficiently served on it in connection with any proceedings in England if delivered to Soco at its registered office from time to time, being, as at the date of this Agreement, Swan House, 32/33 Old Bond Street, London W1X 3AD.

The offer set forth above may be accepted by the Borrower countersigning and returning to the Bank the enclosed copy hereof but will lapse if the Bank has not received the enclosed copy hereof, duly countersigned, by [*DATE] from the date hereof.

Yours faithfully,

For and on behalf of
SOCIETE GENERALE, LONDON BRANCH


___________________________                        ___________________________

[                      ]                           [                       ]

Agreed and accepted


By:    _____________________
       for and on behalf of
       TERRITORIAL RESOURCES INC.


Date:

                                 APPENDIX ONE

                              NOTICE OF DRAWDOWN



Societe Generale
London Branch
Exchange House
Primrose Street
London EC2A 2HT

                                            [    -    ]                    1998

Attention:     Head of Corporate Banking


Dear Sirs

RE:     US$1,800,000 SHORT TERM ADVANCES FACILITY

We refer to the one million eight hundred thousand United States Dollars short term advances facility which you have agreed to make available to us under the terms of a Facility Letter (the "Facility Letter") dated
[              ] 1998.

In accordance with the provisions of clause 6(B) of the Facility Letter we hereby give you irrevocable notice that we wish to draw down an Advance in
the amount of US$[             ] on [                     ]1998 upon the
terms and subject to the conditions contained in the Facility Letter.

We confirm that at the date hereof the representations set out in Clause 10 of the Facility Letter are true, complete and accurate and that no event which is or may become (with the passage of time or the giving of notice or both) an Event of Default (as defined in the Facility Letter) has occurred.

We would be grateful if you would pay the proceeds of the Advance to [*ACCOUNT DETAILS].

Yours faithfully





----------------------------------
for and on behalf of
TERRITORIAL RESOURCES INC.

                                 APPENDIX TWO

                                  THE SHARES


NUMBER              COMPANY                            DESCRIPTION

600,000             Soco International Plc             20 pence ordinary shares

To:    Societe Generale
       London Branch
       Exchange House
       London EC2A 2HT



Dear Sirs

We act generally as Legal Counsel to Territorial Resources Inc. ("TRI").  We
refer to (1) the facility letter dated [              ] 1998 for a short term
advances facility in the maximum aggregate sum of US$1,800,000 to be made available by Societe Generale (the "Bank") to TRI (the "Facility Letter"),
(2) the share charge dated [          ] 1998 made by TRI in favour of the
Bank over certain shares in Soco International plc (the "Share Charge") and
(3) the novation agreement dated [       ] 1998 made between TRI, the Bank
and Soco International plc (the "Novation Agreement").

1.   We have examined the following documents:

     (a)  The Facility Letter;

     (b)  The Share Charge;

     (c)  The Novation Agreement;

     (d)  The Articles of Incorporation and Bye-Laws of Incorporation of TRI;
          and

     (e)  Certified true copies of the Board Resolutions of TRI dated [ ] 1998.

We have also examined such other documents and obtained from officers and representatives of TRI such certificates and assurances as to factual matters as we have considered necessary for the purposes of this opinion.

2. Having considered the above documents and having regard to the relevant laws of the State of Colorado and the federal laws of the United States of America, we are pleased to advise that in our opinion:-

     (i) TRI is a private limited company duly organised, validly existing and in all respects in good standing under the laws of the State of Colorado and has full power and authority to own its property and assets and to carry on its business as it is now being conducted;

     (ii) TRI has full power and authority to incur the obligations referred to in each of the Facility Letter, the Share Charge and the Novation Agreement, to execute and deliver each of the Facility Letter, the Share Charge and the Novation Agreement, to comply with the provisions thereof and to perform all of its obligations thereunder and in particular (but without limitation) to create security over its shares in Soco International plc on the terms provided in the Share Charge and to confer upon the Bank the rights and interests in respect of such shares expressed to be conferred thereby;

    (iii) The execution and delivery of each of the Facility Letter, the Share Charge and the Novation Agreement on behalf of TRI by the relevant person(s) mentioned in the board resolutions referred to in paragraph 1(e) above have been validly authorised by all appropriate action of TRI;

     (iv) The execution and delivery of each of the Facility Letter, the Share Charge and the Novation Agreement by the relevant person(s) mentioned in the board resolutions referred to in paragraph 1(e) above constitute the assumption by TRI of all the obligations on the part of TRI contained in each of the Facility Letter, the Share Charge and the Novation Agreement, and such obligations (assuming them to be valid and binding according to English law, to which the Facility Letter, the Share Charge and the Novation Agreement are expressed to be subject) are legally binding on and enforceable against TRI under the law of the State of Colorado and United States federal law and in the courts of the State of Colorado and any federal courts in accordance with their respective terms.

      (v) All acts, conditions and things required to be done and performed in order:

          (a) To enable TRI lawfully to enter into and perform the obligations expressed to be assumed by it under each of the Facility Letter, the Share Charge and the Novation Agreement;

          (b) To ensure that the obligations expressed to be incurred by TRI under each of the Facility Letter, the Share Charge and the Novation Agreement are legal, valid and enforceable in accordance with their terms;

          (c) To make each of the Facility Letter, the Share Charge and the Novation Agreement admissable in evidence in the State of Colorado;

          have been done, fulfilled and performed in strict compliance with the Articles of Incorporation and Bye-Laws of Incorporation of TRI and with all applicable laws of the State of Colorado and any applicable United States federal laws;

     (vi) the rights of the Bank under the Share Charge will constitute a valid security in respect of all liabilities and obligations of TRI under or in connection with the Facility Letter (both before and after the novation described in the Novation Agreement) and will assure the priority of the Bank in respect of the shares thereby charged before all other creditors of TRI and/or any liquidator, administrator, receiver, manager or trustee of TRI.

    (vii) The execution and delivery of each of the Facility Letter, the Share Charge and the Novation Agreement and the performance by TRI of its obligations thereunder and compliance with the terms thereof; do not and will not:

          (a) Violate any provision of any law, decree, rule or regulation or the Articles of Incorporation and Bye-Laws of Incorporation of TRI; or

          (b) Cause any limit of the borrowings of TRI (whether imposed by law, regulation, regulatory requirement, agreement, its Articles of Incorporation and Bye-Laws of Incorporation or otherwise howsoever) to be exceeded.

   (viii) All consents, approvals, exemptions and other requirements of all governmental, regulatory, public and other bodies and authorities required for or in connection with the execution, delivery and performance by TRI of its obligations under each of the Facility Letter, the Share Charge and the Novation Agreement, and the making of all payments thereunder in the relevant currencies, have been obtained and are in full force and effect, and no further consents, approvals, exemptions or other requirements will be needed or will need to be satisfied so as to enable TRI to perform its obligations (including, but not limited to its payment obligations) under the Facility Letter, the Share Charge and the Novation Agreement;

     (ix) No stamp or other taxes or fees are required or imposed by the State of Colorado, United States federal tax law or any political subdivision or taxing authority thereof or therein with respect to the preparation, execution, delivery, filing, recording, registering or performance by any of the parties to the Facility Letter, the Share Charge and the Novation Agreement of the obligations thereunder or with respect to the enforcement against TRI of such obligations;

     (x) There is not in the State of Colorado nor under United States federal tax law any withholding or other tax to be deducted or levied from or in respect of any payment, whether of principal, interest or otherwise, to be made by TRI pursuant to any of the Facility Letter, the Share Charge and the Novation Agreement;

     (xi) It is not necessary or advisable under the law or practice of the State of Colorado or United States federal law for the Facility Letter, the Share Charge and/or the Novation Agreement to be filed, recorded or registered in any public office or elsewhere in the State of Colorado or the United States, nor is it necessary or advisable for any other document to be executed and delivered or filed, registered or recorded as aforesaid;

    (xii) The obligations of TRI under each of the Facility Letter and the Novation Agreement constitute direct, unconditional and general obligations of TRI and (with the exception of any indebtedness and liabilities preferred by law) rank and will rank at least pari passu with all other unsecured obligations and liabilities (actual or contingent) of TRI;

   (xiii) In any proceedings taken in relation to any of the Facility Letter, the Share Charge and the Novation Agreement, TRI will not be entitled to claim immunity from suit or legal process;

    (xiv) The choice by TRI of English law as the governing law of each of the Facility Letter, the Share Charge and the Novation Agreement will be recognised and enforced in the State of Colorado and any judgment obtained in England against TRI in relation to any proceedings taken in relation to any of the Facility Letter, the Share Charge and the Novation Agreement will be recognised and enforceable in the State of Colorado;

     (xv) It is not necessary or advisable under the laws of the State of Colorado in order to enable the Bank to enforce its rights under the Facility Letter, the Share Charge and the Novation Agreement or by reason of the execution, delivery and performance of the Facility Letter, the Share Charge and the Novation Agreement, that TRI should be licensed, qualified or otherwise entitled to carry on business in the State of Colorado.

In giving this opinion we express no opinion with regard to any laws other than the laws of the State of Colorado and the federal law of the United States of America.

This opinion is addressed to the Bank for its own use and benefit and for the use and benefit of its legal advisers in connection with the Facility Letter, the Share Charge and the Novation Agreement.

Yours faithfully

                               SOCIETE GENERALE
                                SHARE MORTGAGE



Date:                                                       [        ] 1998


1.     DEFINITIONS


1.1    Mortgagor:                  Territorial Resources Inc., a company
                                   incorporated in  the State of Colorado,
                                   USA with limited liability whose
                                   registered office is at 450 North Sam
                                   Houston Parkway, Suite 140, Houston,
                                   Texas, 77060 USA.

1.2    Bank:                       Societe Generale, a company incorporated
                                   in France with limited liability whose
                                   U.K. head office is at Exchange House,
                                   Primrose Street, London EC2A 2HT

1.3    Facility Letter:            The facility letter of even date between
                                   the Bank and the Mortgagor for the
                                   provision of a US$1,800,000 short-term
                                   advances facility to the Mortgagor as the same may be amended, supplemented or novated from time to time

1.4    Interest:                   Interest at the rate or rates charged to
                                   the Mortgagor by the Bank pursuant to the Facility Letter

1.5    Shares:                     Six hundred thousand 20 pence ordinary
                                   shares in Soco International Plc

1.6    Security Assets:            The Shares and all rights, assets or
                                   property referred to in Clause 2(b) below in respect of the Shares

1.7    Mortgagor's Obligations:    All the Mortgagor's liabilities to the
                                   Bank of any kind and in any currency or
                                   currencies (whether present or future
                                   actual or contingent whether incurred as principal or surety and whether incurred or outstanding alone or jointly with another) including banking charges and commission under or in connection with the Facility Letter

1.8    Expenses:                   All expenses (on a full indemnity basis)
                                   incurred by the Bank at any time in
                                   connection with the Shares or the
                                   Mortgagor's Obligations or in taking
                                   perfecting enforcing or exercising any
                                   power under this deed with

                                   Interest from the date they are incurred
1.9    Required Currency:          The currency or currencies in which the
                                   Mortgagor's Obligations are expressed from time to time

1.10   Address for Service:        c/o Soco International Plc, Swan House,
                                   32/33 Old Bond Street, London W1X 3AD

2.     CHARGE

In consideration of the Bank entering into the Facility Letter with the Mortgagor and for the purpose of securing the discharge on demand of the Mortgagor's Obligations together with Interest to the date of discharge and Expenses the Mortgagor, with full title guarantee:-

       a) mortgages and charges the Shares to the Bank, by way of first legal mortgage and a first fixed charge;

       b) mortgages and charges and agrees to mortgage and charge to the Bank by way of a first legal mortgage and first fixed charge all rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, options, rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares; and

       c) undertakes to deposit forthwith with the Bank and in such manner as the Bank may direct all share certificates and other documents in respect of the Security Assets and share transfer forms executed in blank in respect of the Shares, provided that upon irrevocable payment in full of the Mortgagor's Liabilities, the Bank will at the request and expense of the Mortgagor release to the Mortgagor all the right, title and interest of the Bank in or to the Security Assets.

3.     CONTINUING SECURITY

3.1 This deed shall be a continuing security and not satisfied by any intermediate payment or satisfaction of the whole or any part of the Mortgagor's Obligations but shall secure the ultimate balance of the Mortgagor's Obligations.

3.2 The security hereby given shall be in addition to and shall not be affected by any other mortgage or charge of any kind now or hereafter held by the Bank for all or any of the Mortgagor's Obligations and shall not merge with or prejudice any such other security or any contractual or legal rights of the Bank.

3.3 The security hereby created shall not be affected by any other security held by the Bank or any intended security in respect of the Mortgagor's Obligations being void or unenforceable or not completed or perfected.

4.     ARRANGEMENTS WITH THE MORTGAGOR AND OTHERS

4.1 The Bank may without the Mortgagor's consent and without releasing or affecting the security created by this deed or the obligations of the Mortgagor hereunder do any of the following:-

       4.1.1   Allow to the Mortgagor or any other person any time or indulgence

       4.1.2 Vary, extend, compromise, renew or release or refuse or neglect to perfect or enforce any terms of the Facility Letter or any other rights or remedies against or securities granted by the Mortgagor or any other person

       4.1.3 Grant to the Mortgagor any new or increased facility and increase any rate of interest or charge

       4.1.4 Enter into renew vary or end any agreement or arrangement with or liability of the Mortgagor or any other person

       4.1.5 Renew vary refrain from enforcing or release any present or future security or guarantee which the Bank holds from the Mortgagor or any other person

       4.1.6   Compound with the Mortgagor or any other person

4.2 The obligations of the Mortgagor hereunder and this security shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate the Mortgagor from its obligations hereunder or affect such obligations including, without limitation, and whether or not known to the Mortgagor or the Bank:-

       4.2.1 Any irregularity, invalidity or unenforceability of any obligations of the Mortgagor under the Facility Letter or any present or future law or order of any government or authority purporting to reduce or otherwise affect any of such obligations, to the intent that the Mortgagor's obligations hereunder shall remain in full force and this deed shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order

       4.2.2 Any legal limitation, disability, incapacity or other circumstances relating to the Mortgagor or any other person

       4.2.3 Any incapacity or lack of powers, authority or legal personality of or dissolution or change in the market or status of the Mortgagor or any other person

       4.2.4 Any failure by the Bank to take any security or the invalidity of any security taken

4.3 The Bank shall not be concerned to see or investigate the powers or authorities of the Mortgagor or its officers or agents and moneys obtained or Mortgagor's Obligations incurred in purported exercise of such powers or authorities shall be deemed to form part of the Mortgagor's Obligations

5.     PRESERVATION OF SECURITY

The Mortgagor shall remain liable under the security created by this deed notwithstanding any settlement between the Bank and the Mortgagor or any release given by the Bank to the Mortgagor until any security given or payment made to the Bank by the Mortgagor or any other person cannot be avoided or reduced under any law (whether English or foreign) relating to bankruptcy or liquidation (or analogous circumstances) from time to time in force and the Bank shall be entitled to retain this security until it is satisfied that it will not have to make any repayment under such law

6.     APPROPRIATION

6.1 Subject to Clause 6.2 the Bank may appropriate all payments received in respect of the Mortgagor's Obligations in reduction of any part of the Mortgagor's Obligations as the Bank decides

6.2 After the security created by this deed has been discontinued or upon the Bank receiving actual or constructive notice of any charge or interest affecting the Shares the Bank may open a new account or accounts for the Mortgagor and whether or not the Bank opens any such account no payment received by the Bank for the account of the Mortgagor after such discontinuance or notice shall (if followed by any payment out of or debit to the Mortgagor's account) be appropriated towards or have the effect of discharging any part of the Mortgagor's Obligations outstanding at the time of such discontinuance or notice

6.3 The Bank may place to the credit of a suspense account for so long as it considers desirable any money received under this deed without any obligation to apply it towards discharge of the Mortgagor's Obligations

7.     UNDERTAKINGS BY MORTGAGOR

7.1 The Mortgagor undertakes to deposit with the Bank all documents relating to any bonus or rights or other issue of shares in respect of the Shares

7.2 The Mortgagor undertakes to pay all calls or other payments due from time to time in respect of the Shares

8.     WARRANTIES BY THE MORTGAGOR

The Mortgagor hereby warrants, represents and undertakes that:-

8.1 it is the sole, absolute and beneficial owner of the Security Assets and that it has not transferred, assigned, pledged or in any way encumbered the Security Assets;

8.2 it will not assign, pledge or otherwise encumber hereafter the whole or any part of the Security Assets to anyone other than the Bank

8.3 the Shares are fully paid and validly allotted and there are no calls or other payments which may become due in respect of the Shares

9.     POWERS OF THE BANK

9.1 Section 103 of the Law of Property Act 1925 shall not apply to this deed and the Bank shall have power at its discretion to sell the Shares in whole or in part at any time after the occurrence of an Event of Default (as defined in the Facility Letter) and in particular (without limitation) the Bank shall have power:-

       9.1.1 to exercise at its discretion (in the name of the Mortgagor or otherwise) and without any further consent or authority on the part of the Mortgagor in respect of any of the Security Assets any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees by section 10(3) and (4) of the Trustee Act, 1961 in respect of securities or property subject to a trust; and

       9.1.2 to sell all or any of the Security Assets in any manner permitted by law upon such terms as the Bank shall in its absolute discretion determine; and

       9.1.3 to collect, recover or compromise and to give a good discharge for any moneys payable to the Mortgagor in respect of the Security Assets or in connection therewith.

9.2 If the proceeds of sale of all or any of the Security Assets are not in the Required Currency then the receipt shall take effect as a receipt by the Bank of the amount in the Required Currency which the Bank is able (in accordance with its usual practice and after deduction of the cost to the Bank of making such purchase) to purchase with the amount so received as soon as may be practicable

9.3 The Bank may at its discretion pay any calls or other payments due from time to time in respect of the Shares or payable in respect of any rights attaching to the Shares

9.4 Section 93(1) of the Law of Property Act 1925 shall not apply to this deed

10.    REGISTRATION

The Mortgagor hereby authorises the Bank on or after an Event of Default (as defined in the Facility Letter) to arrange for the Shares to be registered (if required by the Bank to perfect the Bank's security therein) and (under the powers of realisation herein conferred) to transfer or cause the Security Assets to be transferred to and registered in the name of any purchasers or transferees from or nominees of the Bank and the Mortgagor undertakes from time to time on or after an Event of Default (as defined in the Facility Letter) to execute and sign all transfers, powers of attorney and other documents which the Bank may reasonably require for perfecting its title to any of the Security Assets or for vesting the same in itself or its nominees or in any purchasers or transferees.

11.    LIABILITY TO PERFORM

The Bank shall not be required in any manner to perform or fulfil any obligations of the Mortgagor in respect of the Security Assets, or to make any payment, or to make an enquiry as to the nature or sufficiency of any payment received by it or them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time or times.

12.    FURTHER ASSURANCE

The Mortgagor further agrees that at any time and from time to time upon the request of the Bank in writing it will promptly and duly execute and deliver any and all such further instruments and documents as the Bank may deem desirable for the purpose of obtaining the full benefit of this deed and of the rights and powers herein granted.

13.    POWER OF ATTORNEY

The Mortgagor hereby by way of security irrevocably appoints the Bank the attorney of the Mortgagor on its behalf and in the name of the Mortgagor or the Bank as the attorney(s) may decide, after the occurrence of an Event of Default (as defined in the Facility Letter), to do all acts and execute all documents which the Mortgagor could itself do in relation to the Security Assets or in connection with any of the matters provided for in this deed including without limitation the execution or completion of any transfer, bill of sale or other assurance in respect of the Security Assets and in particular:-

(a) to exercise all the rights and powers of the Mortgagor in respect of the Security Assets;

(b) to ask, require, demand, receive, compound and give acquittances for any and all moneys and claims for moneys due and to become due under or arising out of such Security Assets;

(c) to endorse any cheques or other instruments or orders in connection therewith; and

(d) to make any claims or to take any action or to institute any proceedings which the Bank considers to be necessary or advisable to protect the security hereby created.

14.    PROTECTION OF PURCHASER

No purchaser or other person dealing with the Bank or with its attorneys or agents shall be concerned to enquire:-

(a) whether any power exercised or purported to be exercised by it or them has become exercisable;

(b)    whether any money remains due on the security hereby created;

(c)    as to the propriety or regularity of any of its or their actions; or

(d)    as to the application of any money paid to it or them.

In the absence of mala fides on the part of such purchaser or other person such dealing shall be deemed so far as regards the protection of such purchaser or other person to be within he powers hereby conferred and to be valid accordingly. The remedy of the Mortgagor in respect of any impropriety or irregularity whatever in the exercise of such powers shall be in damages only.

15.    INDEMNITY

15.1   ATTORNEY

       The Mortgagor will indemnify the Bank and every attorney appointed pursuant hereto in respect of all liabilities and expenses incurred by it, him or them in good faith in the execution or purported execution of any rights, powers or discretions vested in it, him or them pursuant hereto;

15.2   NON LIABILITY FOR LOSSES

       The Bank shall not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions in good faith hereunder (save for negligence or default) and in particular without limitation the Bank in possession shall not be liable to account as mortgagee in possession or for anything except actual receipts.

16.    WAIVERS:  REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Bank. No delay or omission by the Bank shall constitute a waiver. Any waiver may be on such terms as the Bank sees fit. The rights, powers and discretions of the Bank herein are additional to and not exclusive of those provided by law, by any agreement with or security in favour of the Bank or otherwise.

17.    MISCELLANEOUS

17.1   ENFORCEMENT EXPENSES

       The Mortgagor will reimburse the Bank for all charges and expenses incurred by the Bank in or in connection with the preservation of any rights under this deed (including the fees and expenses of legal advisers and any VAT thereon).

17.2   STAMP DUTY

       The Mortgagor will pay or procure the payment when due of all present and future registration fees, stamp duties and other imposts or transactions taxes in relation to this deed and keep the Bank indemnified against any failure or delay in paying the same.

17.3   ASSIGNMENT BY MORTGAGOR

       The Mortgagor may not assign any of its rights under this deed.

17.4   ASSIGNMENT BY THE BANK

       The Bank may assign and transfer all of its respective rights and obligations hereunder.

18.    CERTIFICATE OF MORTGAGOR'S OBLIGATIONS

A certificate signed by an official or manager of the Bank as to the amount of the Mortgagor's Obligations or the amount due from the Mortgagor under this deed shall be conclusive evidence save in the case of manifest error or on any question of law

19.    NOTICES

19.1 Any notice or demand by the Bank may be sent by post telex or facsimile transmission or delivered to the Mortgagor at the above address or the Mortgagor's address last known to the Bank or the address stated in Clause 20.4 or if the Mortgagor is a company may be served personally on any director or the secretary of the Mortgagor

19.2 A notice or demand by the Bank by post shall be deemed served on the day after posting

19.3 A notice or demand by the Bank by telex or facsimile transmission shall be deemed served at the time of sending

20.    GOVERNING LAW AND JURISDICTION

20.1 This deed shall be governed by and construed in accordance with the laws of England

20.2 For the benefit of the Bank the Mortgagor irrevocably submits to the jurisdiction of the English Courts and the Mortgagor irrevocably agrees that a judgment in any proceedings in connection with this deed by the English Courts shall be conclusive and binding upon the Mortgagor and may be enforced against the Mortgagor in the Courts of any other jurisdiction. The Bank shall also be entitled to take proceedings in connection with this deed against the Mortgagor in the Courts of any country in which the Mortgagor has assets or in any other Courts of competent jurisdiction

20.3   The Mortgagor irrevocably waives:-

       20.3.1 Any objection which the Mortgagor may now or in the future have to the English Courts or other Courts referred to in Clause 20.2 as a venue for any proceedings in connection with deed and

       20.3.2 Any claim which the Mortgagor may now or in the future be able to make that any proceedings in the English Courts or other Courts referred to in

               Clause 20.2 have been instituted in an inappropriate forum

20.4 The Address for Service (or such other address in England or Wales as the Mortgagor may from time to time nominate in writing to the Bank for the purpose) shall be an effective address for service of any notice or proceedings in the English Courts to or against the Mortgagor

21.    MORTGAGOR'S CONSTITUTION AND POWERS

The Mortgagor warrants to the Bank that:-

21.1 The Mortgagor is a corporation duly constituted and in good standing under the law of the country in which it is incorporated and the Mortgagor has appropriate power and authority to own its property and assets and carry on its business as now conducted

21.2 The Mortgagor has appropriate power to enter into and perform the terms and conditions of this deed and has taken all necessary action to authorize the execution delivery and performance of this deed

21.3 No permit licence approval or authorization of any government judicial or other authority or other third party is required or desirable in connection with the execution performance validity or enforceability of this deed

21.4 The Mortgagor will on demand obtain or pay to the Bank the cost incurred by the Bank in obtaining at any time a written opinion from a legal firm acceptable to the Bank confirming Clauses 21.1 21.2 and 21.3 of this deed and any other matters relevant to this deed as the Bank may require

22.    MERGER OR AMALGAMATION

The Mortgagor's Obligations shall include all liabilities of the Mortgagor to the Bank notwithstanding the Bank's absorption by or amalgamation with any other bank or banks and all liabilities of the Mortgagor past and future to such absorbing or amalgamated bank as though such absorbing or amalgamated bank were named in and referred to in this deed in addition to the Bank

23.    INTERPRETATION

23.1 The expressions "Mortgagor" and "Bank" where the context admits include their respective successors in title and assigns

23.2 Interest will be calculated both before and after demand or judgment on a daily basis and on the basis of a 360 or 365 day year according to the practice of the Bank and compounded according to agreement between the Bank and the Mortgagor or in the absence of agreement monthly on such days as the Bank may select

23.3 Each of the provisions of this deed shall be severable and distinct from one another and if one or more of such provisions is invalid or unenforceable the remaining provisions shall not in any way be affected

IN WITNESS whereof this deed has been duly executed and is intended to be and is hereby delivered on the date first above written





EXECUTED AND DELIVERED as a deed                  )

by the Mortgagor                                  )

       Director

       Secretary/Director